SECURITIES AND EXCHANGE COMMISSION

                       WASHINGTON, D. C.  20549



                               FORM 8-K



                            CURRENT REPORT

                PURSUANT TO SECTION 13 OR 15(d) OF THE

                    SECURITIES EXCHANGE ACT OF 1934

Date of Report:  December 15, 1998


                          SCANA Corporation
        (Exact name of registrant as specified in its charter)



        South Carolina            1-8809               57-0784499
(State or other jurisdiction    (Commission          (IRS Employer
  of incorporation)              File Number)     Identification No.)



1426 Main Street, Columbia, South Carolina                   29201
(Address of principal executive offices)                   (Zip Code)



Registrant's telephone number, including area code (803) 217-9000




     (Former name or former address, if changed since last report.)








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                                SCANA Corporation


Item 5.  Other Events.

        On December 11, 1998, The Public Service Commission of South Carolina (Commission) issued an Order requiring South Carolina Electric & Gas Company (SCE&G), the principal subsidiary of SCANA Corporation, to reduce retail electric rates on a prospective basis. The Commission acted in response to SCE&G reporting that it earned a 13.04 percent return on common equity for its retail electric operations for the twelve months ended September 30, 1998. This return on common equity exceeded SCE&G's authorized return on common equity of 12 percent by 1.04 percent, or $22.7 million, primarily as a result of record-breaking heat experienced during the summer. The Order requires prospective rate reductions on a per kilowatt-hour basis, based on actual retail sales for the 12 months ended September 30, 1998. This action reduces the reported return on common equity for the 12 months ended September 30, 1998 to the Commission-authorized level. The Order requires the rate reductions to be placed into effect with the first billing cycle of January 1999.

        The Order also requires the Commission Staff to review SCE&G's earnings for the twelve month period ended September 30, 1998 and report any other potential ratepayer savings to the Commission within 30 days of the date of the Order.

        SCE&G has not yet filed a response.





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                             SCANA Corporation


                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                            SCANA Corporation
                                               (Registrant)




December 15, 1998                       By: s/M. R. Cannon
                                            M. R. Cannon
                                            Treasurer



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PAGE 1
                              SCANA CORPORATION
                                EXHIBIT INDEX                  Sequentially
                                                                 Numbered
Number                                                            Pages
    1. Underwriting Agreement
       Not Applicable

    2. Plan of Acquisition, Reorganization, Arrangement,
       Liquidation or Succession
       Not Applicable

    4. Instruments Defining the Rights of Security
       Holders, Including Indentures
       Not Applicable

   16. Letter Re Change in Certifying Accountant
       Not Applicable

   17. Letter Re Director Resignation
       Not Applicable

   20. Other Documents or Statements to Security Holders
       Not Applicable

   23. Consents of Experts and Counsel
       Not Applicable

   24. Power of Attorney
       Not Applicable

   27. Financial Data Schedule
       Not Applicable

   99. Additional Exhibits
       Not Applicable








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